Exhibit 10.3

FORM OF SECOND AMENDMENT TO THE 2020 OMNIBUS INCENTIVE PLAN

WHEREAS, Laird Superfood, Inc. (the "Company") has previously adopted the 2020 Omnibus Incentive Plan, as amended (the “Incentive Plan”), pursuant to which grants with respect to shares of the Company’s common stock may be awarded;

WHEREAS, pursuant to Section 5.2 of the Incentive Plan, the Board of Directors of the Company (the "Board") may amend the Incentive Plan or any portion thereof at any time; and

WHEREAS, the Board has determined that it is advisable and in the best interest of the Company and its shareholders to amend the Incentive Plan (i) to increase the aggregate number of shares of the Company’s common stock that may be issued under the Incentive Plan, as set forth in Section 4.1 of the Incentive Plan, by an additional 3,876,836 shares, to a total of 6,000,000, shares of the Company’s common stock, (ii) extend the term of the Incentive Plan, such that the Incentive Plan will terminate on the first to occur of (a) May 22, 2036, (b) the date determined in accordance with Section 5.2 of the Incentive Plan and (c) the date determined in accordance with Section 16.3 of the Incentive Plan, and (iii) extend the evergreen provision of the Incentive Plan by two years.

NOW, THEREFORE, BE IT

RESOLVED, that the form, terms and provisions of this Second Amendment to the Incentive Plan (this "Amendment") be, and hereby are, adopted and approved in all respects, subject to approval by the shareholders at the shareholders’ annual meeting.

IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed as of the date first written above.

LAIRD SUPERFOOD, INC.

By:

Name:

Title: